As filed with the Securities and Exchange Commission on January 26, 2017

Registration No. 333-213986

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	90-0031917
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy C. Scott

President

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tonya Mitchem Grindon, Esq. Lori B. Metrock, Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 211 Commerce Street Suite 800 Nashville, Tennessee 37201 (615) 726-5600	Steven M. Skolnick, Esq. Alan Wovsaniker, Esq. Lowenstein Sandler, LLP 1251 Avenue of the Americas New York, New York 10020 (646) 414-6947

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Pre-Effective Amendment No. 6 to Form S-1 Registration Statement (Registration No. 333-213986) of Provectus Biopharmaceuticals, Inc. is being filed solely for the purpose of filing Exhibits 1.1, 3.3, 4.3, 4.4 and 5.1 to the Registration Statement. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Part II of the Registration Statement, except for Item 16.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, excluding dealer-manager fees. The expenses relating to the registration of the securities registered hereby will be borne by the registrant. All of such fees and expenses, except for the SEC registration fee and the FINRA Filing Fee, are estimated:

SEC registration fee	$2,318
FINRA filing fee	9,275
Subscription and Information Agent and Warrant Agent fees and expenses	100,000
Legal fees and expenses	300,000
Printing expenses	150,000
Accounting fees and expenses	75,000
Other fees and expenses	20,000
Total	$656,593

Item 14. Indemnification of Directors and Officers

Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”), which is applicable to the company, allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her. The company maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of the company.

Our certificate of incorporation and bylaws provide that the company will indemnify its directors and executive officers to the fullest extent provided by the DGCL and that any repeal or modification of such provisions will be prospective only and will not adversely affect the rights provided by the certificate of incorporation and bylaws in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the company. In addition, our bylaws provide that the company is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Provectus pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of all securities that we have sold within the past three years without registration under the Securities Act of 1933 (the “Securities Act”). In each case, the issuances of the securities were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and Rule 506 promulgated under Regulation D thereunder as transactions not involving a public offering.

•	During the three months ended March 31, 2014, the Company issued:

•	75,000 shares of common stock to consultants in exchange for services. Consulting costs charged to operations were $137,500.

•	733,000 fully vested warrants to consultants in exchange for services. Consulting costs charged to operations were $900,317.

•	During the three months ended June 30, 2014, the Company issued:

•	75,000 shares of common stock to consultants in exchange for services. Consulting costs charged to operations were $140,250.

•	202,000 fully vested warrants to consultants in exchange for services. Consulting costs charged to operations were $450,002.

•	common stock and warrants in a private placement to accredited investors for gross proceeds of $5,000,000. The Company accepted subscriptions, in the aggregate, for 2,000,000 shares of common stock and five year warrants to purchase 2,000,000 shares of common stock. Investors received five year fully vested warrants to purchase up to 100% of the number of shares purchased by the investors in the offering. The warrants have an exercise price of $3.00 per share. The purchase price for each share of common stock together with the warrants was $2.50. Network 1 Financial Securities, Inc. served as placement agent for the offering. In connection with the offering, the Company paid $650,000 and issued five year fully vested warrants to purchase 300,000 shares of common stock with an exercise price of $2.50 to Network 1 Financial Securities, Inc., which represents 15% of the total number of shares of common stock sold to investors solicited by Network 1 Financial Securities, Inc.

•	During the three months ended September 30, 2014, the Company issued:

•	75,000 shares of common stock to consultants in exchange for services. Consulting costs charged to operations were $68,500.

•	6,000 fully vested warrants to consultants in exchange for services. Consulting costs charged to operations were $4,189.

•	common stock and five-year warrants to accredited investors. During the three months ended September 30, 2014, the Company received subscriptions, in the aggregate, for 3,586,300 shares of common stock and five year warrants to purchase 1,793,150 shares of common stock for an aggregate of $3,586,300. Investors received five year fully vested warrants to purchase up to 50% of the number of shares purchased by the investors in the offering. The warrants have an exercise price of $1.25 per share. The purchase price for each share of common stock together with the warrants was $1.00. Network 1 Financial Securities, Inc. served as placement agent for the offering. In connection with the offering, the Company paid $466,219 and issued five year fully vested warrants to purchase 358,630 shares of common stock with an exercise price of $1.25 to Network 1 Financial Securities, Inc., which represents 10% of the total number of shares of common stock subscribed for by investors solicited by Network 1 Financial Securities, Inc.

•	During the three months ended December 31, 2014, the Company issued:

•	75,000 shares of common stock to consultants in exchange for services. Consulting costs charged to operations were $72,000.

•	1,503,913 warrants to consultants in exchange for services. Consulting costs charged to operations were $966,819.

•	common stock and warrants to accredited investors for gross proceeds of $4,198,300. The Company accepted subscriptions, in the aggregate, for 4,198,300 shares of common stock and five year warrants to purchase 2,099,150 shares of common stock. Investors received five year fully vested warrants to purchase up to 50% of the number of shares purchased by the investors in the offering. The warrants have an exercise price of $1.25 per share. The purchase price for each share of common stock together with the warrants was $1.00. Network 1 Financial Securities, Inc. served as placement agent for the offering. In connection with the offering, the Company paid $545,779 and issued five year fully vested warrants to purchase 419,830 shares of common stock with an exercise price of $1.25 to Network 1 Financial Securities, Inc., which represents 10% of the total number of shares of common stock sold to investors solicited by Network 1 Financial Securities, Inc.

•	During the three months ended March 31, 2015, the Company issued:

•	75,000 shares of common stock to consultants in exchange for services. Consulting costs charged to operations were $64,000.

•	3,000 fully vested warrants to consultants in exchange for services with an exercise price of $1.00 for each of the warrants. Consulting costs charged to operations were $1,632.

•	common stock and warrants in a private placement to accredited investors for gross proceeds of $776,000. The Company received subscriptions, in the aggregate, for 776,000 shares of common stock and five year warrants to purchase 388,000 shares of common stock. Investors received five year fully vested warrants to purchase up to 50% of the number of shares purchased by the investors in the offering. The warrants have an exercise price of $1.25 per share. The purchase price for each share of common stock together with the warrants is $1.00. Network 1 Financial Securities, Inc. served as placement agent for the offering. In connection with the offering, the Company paid $100,880 and issued five year fully vested warrants to purchase 77,600 shares of common stock with an exercise price of $1.25 to Network 1 Financial Securities, Inc., which represents 10% of the total number of shares of common stock subscribed for by investors solicited by Network 1 Financial Securities, Inc.

•	During the three months ended June 30, 2015, the Company issued:

•	75,000 shares of common stock to consultants in exchange for services. Consulting costs charged to operations were $63,000.

•	100,000 fully vested warrants to consultants in exchange for services with an exercise price of $1.00 for each of the warrants. Consulting costs charged to operations were $53,582.

•	common stock and warrants in a private placement to accredited investors for gross proceeds of $1,011,100. The Company received subscriptions, in the aggregate, for 1,011,100 shares of common stock and five year warrants to purchase 505,550 shares of common stock. Investors received five year fully vested warrants to purchase up to 50% of the number of shares purchased by the investors in the offering. The warrants have an exercise price of $1.25 per share. The purchase price for each share of common stock together with the warrants was $1.00. Network 1 Financial Securities, Inc. served as placement agent for the offering. In connection with the offering, the Company paid $131,443 and issued five year fully vested warrants to purchase 101,110 shares of common stock with an exercise price of $1.25 to Network 1 Financial Securities, Inc., which represents 10% of the total number of shares of common stock subscribed for by investors solicited by Network 1 Financial Securities, Inc.

•	During the three months ended September 30, 2015, the Company issued:

•	78,877 shares of common stock to consultants in exchange for services. Consulting costs charged to operations were $38,439.

•	79,500 fully vested warrants to consultants in exchange for services with an exercise price of $1.00 for each of the warrants. Consulting costs charged to operations were $24,262.

•	During the three months ended December 31, 2015, the Company issued:

•	76,750 shares of common stock to consultants in exchange for services. Consulting costs charged to operations were $37,375.

•	1,513,702 fully vested warrants to consultants in exchange for services with an exercise price of $1.00 for each of the warrants and 252,500 fully vested warrants to consultants in exchange for services with an exercise price of $1.12 for each of the warrants. Consulting costs charged to operations were $472,882.

•	During the three months ended March 31, 2016, the Company issued 51,745 shares of common stock to consultants in exchange for services, Consulting costs charged to operations were $20,163.

Item 16. Exhibits and Financial Statement Schedules

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on January 26, 2017.

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Timothy C. Scott, Ph.D.
Name: Timothy C. Scott, Ph.D.
Title: President (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Timothy C. Scott, Ph.D. Timothy C. Scott, Ph.D.	President and Director (principal executive officer)	January 26, 2017

/s/ John R. Glass John R. Glass	Interim Chief Financial Officer (principal financial officer and principal accounting officer)	January 26, 2017

* Jan E. Koe	Director	January 26, 2017

* Kelly M. McMasters, M.D., Ph.D.	Director	January 26, 2017

* Alfred E. Smith, IV	Director and Chairman of the Board	January 26, 2017

* Eric A. Wachter, Ph.D.	Chief Technology Officer and Director	January 26, 2017

*By:	/s/ John R. Glass

Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Dealer-Manager Agreement by and between Provectus Biopharmaceuticals, Inc. and Maxim Group LLC (schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request)

3.1	Certificate of Incorporation of Provectus Biopharmaceuticals, Inc., as amended (incorporated by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q filed with the SEC on November 5, 2015).

3.2	Certificate of Designation for the Company’s Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the SEC on August 25, 2016).

3.3**	Form of Certificate of Designation for the Company’s Series C Convertible Preferred Stock.

3.4	Bylaws of Provectus Biopharmaceuticals, Inc. (incorporated by reference to Exhibit 3.4 of the Company’s annual report on Form 10-K filed with the SEC on March 13, 2014).

4.1	Specimen certificate for the Common Stock, par value $0.001 per share, of the Company (incorporated by reference to Exhibit 4.1 of the Company’s annual report on Form 10-KSB filed with the SEC on April 15, 2003).

4.2Δ	Form of Non-Transferable Subscription Rights Certificate.

4.3**	Form of Warrant Agency Agreement between Provectus Biopharmaceuticals, Inc. and Broadridge Corporate Issuer Solutions, Inc.

4.4**	Form of Pre-Funded Warrant Certificate.

5.1**	Legal opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

10.1†	Amended and Restated 2012 Stock Plan (incorporated herein by reference to Appendix A of the Company’s definitive proxy statement filed on April 30, 2012).

10.2†	Confidentiality, Inventions and Non-competition Agreement dated as of November 26, 2002 between the Company and Timothy C. Scott (incorporated by reference to Exhibit 10.9 of the Company’s annual report on Form 10-KSB filed on April 15, 2003).

10.3†	Confidentiality, Inventions and Non-competition Agreement dated as of November 26, 2002, between the Company and Eric A. Wachter (incorporated by reference to Exhibit 10.10 of the Company’s annual report on Form 10-KSB filed on April 15, 2003).

10.4	Material Transfer Agreement dated as of July 31, 2003 between Schering-Plough Animal Health Corporation and the Company (incorporated by reference to Exhibit 10.15 of the Company’s quarterly report on Form 10-QSB filed on August 14, 2003).

10.5	Securities Purchase Agreement dated as of January 13, 2011, by and between the Company and the purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed on January 13, 2011).

10.6	Purchase Agreement dated as of December 22, 2010, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed on December 23, 2010).

10.7	Registration Rights Agreement dated as of December 22, 2010, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed on December 23, 2010).

10.8	Purchase Agreement dated as of July 22, 2013, by and between Provectus Pharmaceuticals, Inc. and Alpha Capital Anstalt (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the SEC on July 26, 2013).

10.9†	Amended and Restated Executive Employment Agreement by and between the Company and H. Craig Dees, Ph.D., dated April 28, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on April 30, 2014).

10.10†	Amended and Restated Executive Employment Agreement by and between the Company and Timothy C. Scott, Ph.D., dated April 28, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Item current report on Form 8-K filed on April 30, 2014).

10.11†	Amended and Restated Executive Employment Agreement by and between the Company and Eric A. Wachter, Ph.D., dated April 28, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed on April 30, 2014).

10.12†	Amended and Restated Executive Employment Agreement by and between the Company and Peter R. Culpepper, dated April 28, 2014 (incorporated by reference to Exhibit 10.4 to the Company’s current report on Form 8-K filed on April 30, 2014).

10.13	2014 Equity Compensation Plan (incorporated herein by reference to Appendix A of the Company’s definitive proxy statement filed on April 30, 2014).

10.14	Controlled Equity OfferingSM Sales Agreement, dated April 30, 2014, by and between Provectus Biopharmaceuticals, Inc. and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the SEC on April 30, 2014).

10.15	Stipulated Settlement Agreement and Mutual Release, dated June 6, 2014, by and among the Company as nominal defendant, H. Craig Dees, Timothy C. Scott, Eric A. Wachter, Peter R. Culpepper, Stuart Fuchs, Kelly M. McMasters, and Alfred E. Smith, IV, as defendants, and Glenn Kleba and Don B. Dale, as plaintiffs (Exhibits Omitted) (incorporated by reference to Exhibit 10.6 of the Company’s quarterly report on Form 10-Q filed on August 7, 2014).

10.16	Consent and Waiver of Rights, between Provectus Biopharmaceuticals, Inc. and Alpha Capital Anstalt (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the SEC on June 24, 2015).

10.17†	Independent Contractor Agreement between Provectus Biopharmaceuticals, Inc. and John R. Glass (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the SEC on April 22, 2016).

10.18	Form of Securities Purchase Agreement between Provectus Biopharmaceuticals, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the SEC on August 25, 2016).

10.19Δ	Warrant Agency Agreement, dated August 30, 2016, by and between Provectus Biopharmaceuticals, Inc. and Broadridge Corporate Issuer Solutions, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the SEC on August 30, 2016).

21.1Δ	Subsidiaries of the Company.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1).

23.2Δ	Consent of BDO USA, LLP.

24.1Δ	Power of attorney.

99.1Δ	Form of Instructions for Use of Subscription Rights Certificates.

99.2Δ	Form of Letter to Stockholders Who Are Record Holders.

99.3Δ	Form of Letter to Brokers, Dealers, Banks and Other Nominee Holders.

99.4Δ	Form of Broker Letter to Clients Who Are Beneficial Holders.

99.5Δ	Form of Nominee Holder Certification.

99.6Δ	Form of Beneficial Owner Election Form.

99.7Δ	Form For Use with Election to Receive Pre-Funded Warrants.

99.8Δ	Form of Notice of Important Tax Information.

Δ	Previously filed
**	Filed herewith
†	Indicates a management contract or compensatory plan or arrangement